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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549




                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 12, 2003




                    PANHANDLE EASTERN PIPE LINE COMPANY, LLC
             (Exact name of registrant as specified in its charter)



         Delaware                        1-2921                  44-0382470
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
   of incorporation)                                         Identification No.)



       5444  Westheimer Court                                     77056
       Houston,  Texas  77056                                   (Zip Code)
(Address of principal executive offices)



       Registrant's telephone number, including area code: (713) 989-7000















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


ITEM 9.  REGULATION FD DISCLOSURE

On August 12, 2003, Panhandle Eastern Pipe Line Company, LLC ("the Company") issued a press release announcing the consideration to be paid in its previously announced cash tender offers to purchase any and all of its outstanding senior notes ("Notes Tender Offer"). A copy of the press release is furnished as
Exhibit 99.1.

On August 18, 2003, the Company issued a press release announcing it completed on August 18, 2003 its Notes Tender Offer and the amounts of each series of its notes that it repurchased, it redeemed on August 12 and 15, 2003 all of its outstanding debentures, and it completed on August 18, 2003 a private placement of new senior notes. A copy of the press release is furnished as Exhibit 99.2.

The disclosures and the exhibits contained in this Form 8-K are furnished pursuant to Item 9 and not filed.


This release and other Company reports and statements issued or made from time to time contain certain "forward-looking statements" concerning projected future financial performance, expected plans or future operations. Panhandle Eastern Pipe Line Company cautions that actual results and developments may differ materially from such projections or expectations. Investors should be aware of important factors that could cause actual results to differ materially from the forward-looking projections or expectations. These factors include, but are not limited to: weather conditions in the Company's service territories; cost of gas; regulatory and court decisions; the receipt of timely and adequate rate relief; the achievement of operating efficiencies and the purchase and implementation of any new technologies for attaining such efficiencies; impact of relations with labor unions of bargaining-unit employees; the effect of any stock repurchases; and the effect of strategic initiatives (including: any recent, pending or potential acquisitions or merger, recent corporate restructuring activities, any sales of non-core assets, and any related financing arrangements including refinancings and debt repurchases) on earnings and cash flow.
--------------------------------------------------------------------------------

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      PANHANDLE EASTERN PIPE LINE COMPANY, LLC
                                      -----------------------------------------
                                                  (Registrant)



Date     August 18, 2003              By  DAVID J. KVAPIL
      ---------------------              ---------------------------------------
                                          David J. Kvapil
                                          Executive Vice President and
                                          Chief Financial Officer

                                  EXHIBIT INDEX



Exhibit Number                            Description
--------------       ----------------------------------------------------------
       99.1           Press  Release  issued  by  Panhandle  Eastern  Pipe  Line
                      Company,  LLC  on August  12,  2003,   announcing the
                      consideration to be paid in its cash tender offers to purchase any and all of its outstanding senior notes.


       99.2 Press Release issued by Panhandle Eastern Pipe Line Company, LLC on August 18, 2003, announcing its completion of its cash tender offers for (and its repurchase of certain of) its outstanding senior notes, its redemption of all of its outstanding debentures, and its completion of a private placement of new senior notes.

                                                                   EXHIBIT 99.1



03-24
For further information:
Richard N. Marshall
Vice President & Treasurer
Southern Union Company
570/829-8662

          PANHANDLE EASTERN PIPE LINE COMPANY PRICES CASH TENDER OFFERS

         HOUSTON - (BUSINESS WIRE) - August 12, 2003 - Panhandle Eastern Pipe Line Company, LLC (the "Company") announced today the consideration to be paid in its cash tender offers for any and all of its outstanding senior notes of the series listed below (the "Senior Notes"). The tender offers and the payment of the applicable consideration are subject to certain terms and conditions as set forth in the Offer to Purchase, dated July 9, 2003 and related Letter of Transmittal, including the Company obtaining sufficient financing to pay the consideration payable in the tender offers as well as the consideration required to redeem two other series of the Company's outstanding debentures.

         The tender offers are scheduled to expire at 5:00 P.M. New York City time, on August 14, 2003 unless extended. Subject to satisfaction or waiver of the financing and other conditions referred to above, the settlement date of the tender offers for the Senior Notes is expected to be August 18, 2003.

         The consideration for each $1,000 principal amount of applicable Senior Notes properly tendered and accepted for payment was determined as of 2:00 P.M. New York City time, on August 12, 2003 and is based on the yield to maturity on the applicable U.S. Treasury Reference Security plus the applicable fixed spread as set forth in the table below, and assumes a settlement date of August 18, 2003. Holders who tendered the Senior Notes prior to 5:00 P.M. New York City time, on the early tender date of July 22, 2003 will receive the Total Consideration, which includes the applicable Early Tender Payment, as listed below, per $1,000 principal amount of each Senior Note. Holders who tendered after the early tender date and prior to the expiration date of the tender offers will receive the Tender Offer Consideration as listed below. Holders will also receive accrued and unpaid interest up to, but not including, the settlement date, as set forth in the table below.

                                                       Reference Yield
                                                        as of Price                            Early                    Accrued &
                                     U.S. Treasury     Determination   Fixed      Total        Tender    Tender Offer    Unpaid
  Description of the Notes        Reference Security   Date and Time   Spread  Consideration  Payment   Consideration   Interest
  ------------------------        ------------------   -------------   ------  -------------  -------   -------------   --------
6.125% Senior Notes Due 3/15/04   3.625% due 3/31/04       1.107%       0.350%  $ 1,026.62      $20      $  1,006.62     $   26.03
7.875% Senior Notes Due 8/15/04   6.000% due 8/15/04       1.262%       0.550%  $ 1,059.32      $20      $  1,039.32     $    0.66
6.500% Senior Notes Due 7/15/09   6.000% due 8/15/09       3.567%       1.300%  $ 1,082.92      $20      $  1,062.92     $    5.96
8.250% Senior Notes Due 4/1/10,   6.500% due 2/15/10       3.722%       1.450%  $ 1,170.59      $20      $  1,150.59     $   31.40
Series B
7.000% Senior Notes Due 7/15/29   5.375% due 2/15/31       5.287%       1.625%  $ 1,010.45      $20      $    990.45     $    6.42

(all $ amounts per $1,000 principal amount of Senior Notes)


         This press release does not constitute an offer to purchase or a solicitation of an offer to sell any of the Senior Notes. The offers are made solely by the Offer to Purchase dated July 9, 2003 and related Letter of Transmittal.
         Merrill Lynch and Banc One Capital Markets, Inc. are acting as the Dealer Managers for the tender offers. Questions concerning the terms of the tender offers may be directed to them as follows: Merrill Lynch, toll-free at 888-654-8637 or by collect call at 212-449-4914; or Banc One Capital Markets, Inc., toll-free at 800-431-2731 or by collect call at 312-732-6047. Copies of the Offer to Purchase may be obtained by calling the information agent, Mellon Investor Services LLC, toll-free at 888-566-9471 or 917-320-6286 (banks and brokerage firms).
         Panhandle Energy, a Southern Union Company subsidiary, is comprised of Panhandle Eastern Pipe Line Company, Trunkline Gas Company, Trunkline LNG Company and Sea Robin Pipeline Company. Panhandle Energy operates more than 10,000 miles of mainline natural gas pipeline extending from the Gulf of Mexico to the Midwest and Canada. These pipelines access the major natural gas supply regions of the Louisiana and Texas Gulf Coasts as well as the Midcontinent and Rocky Mountains. The pipelines have a combined peak day delivery capacity of 5.3 billion cubic feet per day, 90 billion cubic feet of underground storage and 6.3 billion cubic feet of above ground liquefied natural gas (LNG) storage facilities.
         Southern Union Company (NYSE:SUG) is engaged primarily in the transportation and distribution of natural gas. Through its local distribution companies, Southern Union serves approximately 1 million natural gas end users in Missouri, Pennsylvania, Massachusetts and Rhode Island.

         This release and other Company reports and statements issued or made from time to time contain certain "forward-looking statements" concerning projected future financial performance, expected plans or future operations. The Company cautions that actual results and developments may differ materially from such projections or expectations.

         Important factors could cause actual results to differ materially from the forward-looking projections or expectations. These factors include, but are not limited to: customer growth; gas throughput volumes and available sources of natural gas; abnormal weather conditions in our service territories; new legislation and government regulations affecting or involving us; our ability to comply with or to challenge successfully existing or new environmental regulations; the outcome of pending and future litigation; the impact of relations with labor unions of bargaining-unit union employees; the impact of future rate cases or regulatory rulings; our ability to control costs successfully and achieve operating efficiencies, including the purchase and implementation of new technologies for achieving such efficiencies; the nature and impact of any extraordinary transactions, such as any acquisition or divestiture of a business unit or any assets; the economic climate and growth in our industry and service territories and competitive conditions of energy markets in general inflationary trends; changes in gas or other energy market commodity prices and interest rates; the current market conditions causing more customer contracts to be of shorter duration, which may increase revenue volatility; exposure to customer concentration with a significant portion of revenues realized from a relatively small number of customers and any credit risks associated with the financial position of those customers; our or any of our affiliates' debt securities ratings; factors affecting operations such as maintenance or repairs, environmental incidents or gas pipeline system constraints; the possibility of war or terrorist attacks; and other risks and unforeseen events.




                                      #####

                                                                   EXHIBIT 99.2



03-25
For further information:
Richard N. Marshall
Treasurer & Director of Investor Relations
Southern Union Company
570/829-8662

                PANHANDLE EASTERN PIPELINE COMPLETES TENDER OFFER
                          AND SALE OF NEW SENIOR NOTES

         HOUSTON, TX - (BUSINESS WIRE) - August 18, 2003 - Panhandle Eastern Pipe Line Company, LLC (the "Company" or "Panhandle Energy") announced today that it has completed its previously announced tender offers (the "Tender Offers") for any and all of its outstanding senior notes of the series listed below (the "Senior Notes").

         As of the expiration of the Tender Offers at 5:00 P.M. New York City time on August 14, 2003, $378,257,000 of aggregate principal amount of Senior Notes were tendered, which represented approximately 51% of the outstanding aggregate principal amount of the Senior Notes. The following table indicates the principal amounts of each series of Senior Notes that were tendered as of such expiration time and the principal amounts of each such series of Senior Notes that remain outstanding.
                                          Principal Amounts    Principal Amounts
     Description of Senior Notes             Tendered      Remaining Outstanding
    ---------------------------              --------               -----------
6.125% Senior Notes Due 3/15/04            $144,420,000            $148,080,000
7.875% Senior Notes Due 8/15/04            $ 47,545,000            $ 52,455,000
6.500% Senior Notes Due 7/15/09            $ 98,357,000            $ 60,623,000
8.250% Senior Notes Due 4/1/10,            $ 18,350,000            $ 41,650,000
       Series B
7.000% Senior Notes Due 7/15/29            $ 69,585,000            $ 66,305,000

         Merrill Lynch & Co. and Banc One Capital Markets, Inc. were the Dealer Managers for the Tender Offers.

         The Company also completed on August 12, 2003 and August 15, 2003 the redemption of all of its outstanding 7.95% Debentures due 2023 and 7.20% Debentures due 2024, respectively, for an aggregate principal amount and redemption premium of $139,411,375.

         The Senior Notes repurchased pursuant to the Tender Offer and the redeemed debentures will be refinanced with a portion of the net proceeds of the private placement by the Company of $300 million of its 4.80% Senior Notes due 2008 and $250 million of its 6.05% Senior Notes due 2013, which sale was completed today. The offer and sale of the 4.80% Senior Notes and the 6.05% Senior Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States, absent registration or an applicable exemption from the Securities Act registration requirements.

                  Panhandle Energy, a Southern Union Company subsidiary, is comprised of Panhandle Eastern Pipe Line Company, Trunkline Gas Company, Trunkline LNG Company and Sea Robin Pipeline Company. Panhandle Energy operates more than 10,000 miles of mainline natural gas pipeline extending from the Gulf of Mexico to the Midwest and Canada. These pipelines access the major natural gas supply regions of the Louisiana and Texas Gulf Coasts as well as the Midcontinent and Rocky Mountains. The pipelines have a combined peak day delivery capacity of 5.3 billion cubic feet per day, 90 billion cubic feet of underground storage facilities and 6.3 billion cubic feet of above ground liquid storage facilities.

For more information on Panhandle Energy, please visit our website at: www.panhandleenergy.com
-----------------------

         Southern Union Company is engaged primarily in the transportation and distribution of natural gas. Through its local distribution companies, Southern Union also serves approximately one million natural gas end-user customers in Missouri, Pennsylvania, Massachusetts and Rhode Island.

For more information on Southern Union Company, please visit:
www.southernunionco.com
-----------------------

Media Contact: John Barnett, 713.989.7556



         This release and other Company reports and statements issued or made from time to time contain certain "forward-looking statements" concerning projected future financial performance, expected plans or future operations. The Company cautions that actual results and developments may differ materially from such projections or expectations.

         Important factors could cause actual results to differ materially from the forward-looking projections or expectations. These factors include, but are not limited to: customer growth; gas throughput volumes and available sources of natural gas; abnormal weather conditions in our service territories; new legislation and government regulations affecting or involving us; our ability to comply with or to challenge successfully existing or new environmental regulations; the outcome of pending and future litigation; the impact of relations with labor unions of bargaining-unit union employees; the impact of future rate cases or regulatory rulings; our ability to control costs successfully and achieve operating efficiencies, including the purchase and implementation of new technologies for achieving such efficiencies; the nature and impact of any extraordinary transactions, such as any acquisition or divestiture of a business unit or any assets; the economic climate and growth in our industry and service territories and competitive conditions of energy markets in general inflationary trends; changes in gas or other energy market commodity prices and interest rates; the current market conditions causing more customer contracts to be of shorter duration, which may increase revenue volatility; exposure to customer concentration with a significant portion of revenues realized from a relatively small number of customers and any credit risks associated with the financial position of those customers; our or any of our affiliates' debt securities ratings; factors affecting operations such as maintenance or repairs, environmental incidents or gas pipeline system constraints; the possibility of war or terrorist attacks; and other risks and unforeseen events.